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                                                                    Exhibit 23.2

Consent of Independent Certified Public Accountants

We consent to the use in this Registration Statement on Form S-8 of our report dated December 14, 2001 relating to the financial statements of Vermont Pure Holdings, Ltd. and Subsidiaries as of October 31, 2001 and 2000 and for each of the years in the two year period ending October 31, 2001.

                                           Feldman, Sherb & Co., P.C.
                                           Certified Public Accountants

New York, New York
October 15, 2003